Exhibit 99.1
Amedica Announces Addition of the Valeo II™ Lateral Lumbar Interbody Fusion Device System
Lateral Lumbar Spinal Fusion Procedures Becoming One of the Fastest Growing Segments

SALT LAKE CITY, August 25, 2015 - Amedica Corporation (Nasdaq:AMDA), an innovative biomaterial company which develops and manufactures silicon nitride as a platform for biomedical applications, is pleased to announce the release of its silicon nitride lateral lumbar (LL) interbody fusion device. The Valeo II™ LL interbody fusion device will be commercially available in mid-September 2015, and will include second generation instrumentation to improve patient safety and surgeon ease of use.

“With the release of our new lateral system, we are now able to offer an additional lumbar solution to our line of second generation silicon nitride interbody devices,” said Dr. Sonny Bal, chairman and CEO of Amedica Corporation. "Initial feedback from our beta users has been positive and we’re very pleased to offer this lateral interbody fusion device system, which provides surgeons additional procedure options and allows Amedica access to one of the fastest growing segments in the lumbar fusion market."

The Valeo II™ LL is made of a micro composite silicon nitride biomaterial, which offers a superior environment for bone growth and osteointegration, when compared to competitive PEEK and titanium offerings. Amedica’s Valeo II™ silicon nitride interbody fusion devices also contain anti-infective properties and are semi-radiolucent with clearly visible boundaries in X-rays and produce no artifacts under MRI or CT scans. The combination of these properties is found only in Amedica's silicon nitride biomaterial technology.

The Valeo II™ LL is indicated for intervertebral body fusion of the spine in skeletally mature patients and is designed for use with autograft to facilitate fusion. Additional information about Amedica's complete line of products can be found at www.amedica.com.

About Amedica Corporation
Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty. The Company manufactures its products in its ISO 13485 certified manufacturing facility and, through its partnership with Kyocera, the world's largest ceramic manufacturer. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica of the impact of a new lateral interbody device. Such forward-looking statements are subject to risks and uncertainties such as the timing and success of new product introductions, FDA review and clearance, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Other factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the

SEC. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Mike Houston
VP, Commercialization & Communications
801-839-3534
mhouston@amedica.com